Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. Announces Reverse Stock Split

Hartford, CT, June 28, 2012– The Phoenix Companies, Inc. (NYSE:PNX) today announced a 1-for-20 reverse stock split of Phoenix common stock.

“We believe this is the right time for a reverse stock split, which will reduce administrative costs and improve our ability to interact with our shareholders. We also believe the resulting increase in share price will improve the perception of our common stock, which goes hand-in-hand with the substantial progress we have made in our business fundamentals and operating performance,” said James D. Wehr, president and chief executive officer.

Phoenix anticipates the reverse stock split will be effective after the close of all trading on August 10, 2012, and Phoenix common stock will begin trading on a split adjusted basis on the New York Stock Exchange (NYSE) at the opening of trading on August 13, 2012.

When the reverse stock split becomes effective, every 20 shares of issued and outstanding Phoenix common stock will be automatically combined into one issued and outstanding share of common stock. This will reduce the number of outstanding shares of Phoenix common stock from 116.3 million to 5.8 million. Phoenix common stock will continue trading on the NYSE under the trading symbol “PNX” but will trade under a new CUSIP number.

No fractional shares will be issued in connection with the reverse stock split. In connection with the reverse stock split, Phoenix will purchase all fractional shares that otherwise would have been issued as a result of the transaction. Shareholders who would otherwise hold a fractional share of Phoenix common stock will receive a cash payment in lieu of the fractional share.

Additional information on the treatment of fractional shares and other effects of the reverse split can be found in Phoenix’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2012. Shareholders granted the Board of Directors discretionary authority to effect this reverse stock split at the company’s Annual Meeting of Shareholders on May 15, 2012.

Following the reverse stock split, Phoenix expects to offer an odd lot program that would provide shareholders who hold fewer than 100 shares with a voluntary and limited-time means to sell their shares, purchase enough additional shares to increase their holdings to 100 shares, or make a charitable donation of their shares.

Forward Looking Statements
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, as well as other statements including words such as "will," "anticipate," "believe," "plan," "estimate," "expect," "intend,"  "is targeting," "may," "should" and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, that the expected benefits of the reverse stock split may not be realized or maintained as well as those risks and uncertainties described in any of our other filings with the SEC. We do not undertake or plan to update or revise publicly any forward-looking statement in this press release, whether as a result of new information, future events or otherwise.

About The Phoenix Companies, Inc.
The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. Headquartered in Hartford, Connecticut, Phoenix has a history of keeping its promises since 1851. For more information, visit www.phoenixwm.com.

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